EXHIBIT 23.2

                       THE LAW OFFICE OF STEPHEN E. ROUNDS
                           4536 EAST EIGHTEENTH AVENUE
                           DENVER, COLORADO USA 80220
                         T. 303.377.6997 F. 303.377.0231
                               SEROUNDS@QWEST.NET
                                  ADMIN. OFFICE
                         T. 307.856.2467 F. 370.857.0319
                             E-MAIL: SRA@WYOMING.COM

                                  May 22, 2001

OnLine Power Supply, Inc.
6909 S. Holly Circle
Suite 200
Englewood, Colorado 80112

Re:  Registration Statement on Form S-8
     Stock Option Plan for Non-Executive Directors
     Initial Filing

Gentlemen:

     I hereby consent to the filing of my opinion to the registration statement on Form S-8. However, I do not admit that I am in the category of those persons whose consent is required to be so filed by Section 7(a) of the Securities Act of 1933.

                                             Yours Sincerely,

                                                   /s/   Stephen E. Rounds



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